                                                                Exhibit 99(b)(4)


                                                                  EXECUTION COPY
                                                                         10/1/97
                                                                     BII/88663_4


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                               THE ENERGY NETWORK, INC.



                                     $45,000,000



                         6.99% Senior Secured Notes due 2009





                                   ---------------

                               NOTE PURCHASE AGREEMENT

                                   ---------------




                             Dated as of October 1, 1997



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

                                  TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----


1.  AUTHORIZATION OF NOTES..................................................  1

2.  SALE AND PURCHASE OF NOTES..............................................  1

3.  CLOSING.................................................................  2

4.  CONDITIONS TO CLOSING...................................................  2
    4.1.   Representations and Warranties...................................  2
    4.2.   Performance; No Default..........................................  2
    4.3.   Compliance Certificates..........................................  3
    4.4.   Opinions of Counsel..............................................  3
    4.5.   Purchase Permitted By Applicable Law, etc........................  3
    4.6.   Sale of Other Notes..............................................  3
    4.7.   Payment of Special Counsel Fees..................................  4
    4.8.   Private Placement Number.........................................  4
    4.9.   Changes in Corporate Structure...................................  4
    4.10.  Credit Rating....................................................  4
    4.11.  Subsidiary Guarantees............................................  4
    4.12.  Pledge Agreement; Collateral Agency Agreement....................  4
    4.13.  Consent..........................................................  5
    4.14.  Credit Agreement.................................................  5
    4.15.  Forward Equity Purchase Agreement................................  5
    4.16.  Support Agreement................................................  5
    4.17.  Tender Offer.....................................................  5
    4.18.  Proceedings and Documents........................................  5

5.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................  5
    5.1.   Organization; Power and Authority................................  5
    5.2.   Authorization, etc...............................................  6
    5.3.   Disclosure.......................................................  6
    5.4.   Organization and Ownership of Shares of Subsidiaries;
           Affiliates.......................................................  7
    5.5.   Financial Statements.............................................  7
    5.6.   Compliance with Laws, Other Instruments, etc.....................  8
    5.7.   Governmental Authorizations, etc.................................  8
    5.8.   Litigation; Observance of Agreements, Statutes and Orders........  8

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    5.9.   Taxes............................................................  8
    5.10.  Title to Property; Leases; Pledge Agreement......................  9
    5.11.  Licenses, Permits, etc...........................................  9
    5.12.  Compliance with ERISA............................................ 10
    5.13.  Private Offering by the Company.................................. 11
    5.14.  Use of Proceeds; Margin Regulations.............................. 11
    5.15.  Existing Indebtedness; Future Liens.............................. 11
    5.16.  Foreign Assets Control Regulations, etc.......................... 12
    5.17.  Status under Certain Statutes.................................... 12
    5.18.  Environmental Matters............................................ 12
    5.19.  Representations in Transaction Documents......................... 13

6.  REPRESENTATIONS OF THE PURCHASER........................................ 13
    6.1.   Purchase for Investment.......................................... 13
    6.2.   Source of Funds.................................................. 13

7.  INFORMATION AS TO COMPANY............................................... 14
    7.1.   Financial and Business Information............................... 14
    7.2.   Officer's Certificate............................................ 17
    7.3.   Inspection....................................................... 18

8.  INTEREST ON THE NOTES; PREPAYMENT OF THE NOTES.......................... 18
    8.1.   Interest on the Notes............................................ 18
    8.2.   Required Prepayments............................................. 18
    8.3.   Optional Prepayments with Make-Whole Amount...................... 19
    8.4.   Prepayment in Connection with a Change of Control................ 19
    8.5.   Notices, Etc; Calculation of Make-Whole Amounts.................. 20
    8.6.   Allocation of Partial Prepayments................................ 20
    8.7.   Maturity; Surrender, etc......................................... 20
    8.8.   Purchase of Notes................................................ 21
    8.9.   Make-Whole Amount................................................ 21

9.  AFFIRMATIVE COVENANTS................................................... 22
    9.1.   Compliance with Law.............................................. 22
    9.2.   Insurance........................................................ 23
    9.3.   Maintenance of Properties........................................ 23
    9.4.   Payment of Taxes and Claims...................................... 23
    9.5.   Corporate Existence, etc......................................... 23
    9.6.   Subsidiary Guarantees, etc....................................... 24

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10. NEGATIVE COVENANTS...................................................... 24
    10.1.  Transactions with Affiliates..................................... 24
    10.2.  Merger, Consolidation, etc....................................... 24
    10.3.  Consolidated Net Worth........................................... 25
    10.4.  Debt Service Coverage Ratio...................................... 25
    10.5.  Indebtedness..................................................... 25
    10.6.  Intercompany Indebtedness........................................ 26
    10.7.  Liens............................................................ 26
    10.8.  Sale and Leasebacks.............................................. 27
    10.9.  Restricted Payments.............................................. 27
    10.10.  Amendments, etc. to Forward Equity Purchase Agreement........... 27

11. EVENTS OF DEFAULT....................................................... 28

12. REMEDIES ON DEFAULT, ETC................................................ 31
    12.1.  Acceleration..................................................... 31
    12.2.  Other Remedies................................................... 31
    12.3.  Rescission....................................................... 32
    12.4.  No Waivers or Election of Remedies, Expenses, etc................ 32

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES........................... 32
    13.1.  Registration of Notes............................................ 32
    13.2.  Transfer and Exchange of Notes................................... 33
    13.3.  Replacement of Notes............................................. 33

14. PAYMENTS ON NOTES....................................................... 34
    14.1.  Place of Payment................................................. 34
    14.2.  Home Office Payment.............................................. 34

15. EXPENSES, ETC........................................................... 34
    15.1.  Transaction Expenses............................................. 34
    15.2.  Survival......................................................... 35

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT............ 35

17. AMENDMENT AND WAIVER.................................................... 35
    17.1.  Requirements..................................................... 35
    17.2.  Solicitation of Holders of Notes................................. 36
    17.3.  Binding Effect, etc.............................................. 36

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    17.4.  Notes held by Company, etc....................................... 36

18. NOTICES................................................................. 37

19. REPRODUCTION OF DOCUMENTS............................................... 37

20. CONFIDENTIAL INFORMATION................................................ 37

21. SUBSTITUTION OF PURCHASER............................................... 38

22. MISCELLANEOUS........................................................... 39
    22.1.  Successors and Assigns........................................... 39
    22.2.  Payments Due on Non-Business Days................................ 39
    22.3.  Severability..................................................... 39
    22.4.  Construction..................................................... 39
    22.5.  Counterparts..................................................... 39
    22.6.  Governing Law.................................................... 40


    SCHEDULE A        --     INFORMATION RELATING TO PURCHASERS

    SCHEDULE B        --     DEFINED TERMS

    SCHEDULE 5.3      --     Disclosure Materials

    SCHEDULE 5.4      --     Subsidiaries of the Company and
                               Ownership of Subsidiary Stock

    SCHEDULE 5.5      --     Financial Statements

    SCHEDULE 5.11     --     Patents, etc.

    SCHEDULE 5.15     --     Existing Indebtedness/Liens


    EXHIBIT 1         --     Form of 6.99% Senior Secured Note due 2009

    EXHIBIT 4.4(a)    --     Form of Opinion of Special Counsel for the
                               Company

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    EXHIBIT 4.4(b)    --     Form of Opinion of Special Counsel
                               for the Purchasers

    EXHIBIT A         --     Form of Subordination Provisions

    EXHIBIT B         --     Form of Collateral Agency Agreement

    EXHIBIT C         --     Form of Consent

    EXHIBIT D         --     Form of Pledge Agreement

    EXHIBIT E         --     Form of Subsidiary Guarantee

                                          V

                               THE ENERGY NETWORK, INC.
                                  100 Columbus Blvd.
                             Hartford, Connecticut  06144



                         6.99% Senior Secured Notes due 2009



                                                           As of October 1, 1997


TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

          THE ENERGY NETWORK, INC., a Connecticut corporation (the "COMPANY"), agrees with you as follows:

1.     AUTHORIZATION OF NOTES.

          The Company will authorize the issue and sale of $45,000,000 aggregate principal amount of its 6.99% Senior Secured Notes due 2009 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.     SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other

Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.     CLOSING.

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on October 30, 1997 or on such other Business Day thereafter on or prior to November 15, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to an account of the Company designated in a written notice from the Company to you at least two Business Days in advance of the Closing. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.     CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.   REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Company in this Agreement and the other Transaction Documents to which the Company is a party shall be correct when made and at the time of the Closing.

4.2.   PERFORMANCE; NO DEFAULT.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement and in each other Transaction Document to which the Company is a party required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.1 hereof had such Section applied since such date.

4.3.   COMPLIANCE CERTIFICATES.

          (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) SECRETARY'S CERTIFICATE. Each of the Company, CTG and each Subsidiary shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Transaction Documents to which it is a party.

4.4.   OPINIONS OF COUNSEL.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (A) from Murtha, Cullina, Richter and Pinney, counsel for the Company, CTG and each Subsidiary, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and
(B) from Milbank, Tweed, Hadley & McCloy, your special counsel in connection with such transactions, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.   PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing your purchase of Notes shall (I) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (II) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (III) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.   SALE OF OTHER NOTES.

          Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.   PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.   PRIVATE PLACEMENT NUMBER.

          A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.   CHANGES IN CORPORATE STRUCTURE.

          Neither CTG nor the Company shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.  CREDIT RATING.

          You shall have received evidence, in a form satisfactory to you, that Standard & Poor's and Moody's have assigned ratings of not less than A- and A3, respectively, to the senior unsecured long-term debt of CNG.

4.11.  SUBSIDIARY GUARANTEES.

          Each Subsidiary of the Company shall have executed and delivered a Subsidiary Guarantee and each such Subsidiary Guarantee shall be in full force and effect.

4.12.  PLEDGE AGREEMENT; COLLATERAL AGENCY AGREEMENT.

          The Company and the Collateral Agent shall have executed and delivered the Pledge Agreement and the Pledge Agreement shall be in full force and effect. The stock certificates identified in Annex 1 thereto, together with undated stock powers executed in blank in connection therewith, shall have been delivered to the Collateral Agent. All necessary and appropriate filings shall have been made in all necessary and appropriate public offices and all other necessary and appropriate actions shall have been taken so that the Liens created by the Pledge Agreement constitute perfected first priority Liens on all right, title and interest of the Company in the Collateral.

          The Collateral Agency Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect.

4.13.  CONSENT.

          CTG, the Company and the Collateral Agent shall have executed and delivered the Consent and the Consent shall be in full force and effect.

4.14.  CREDIT AGREEMENT.

          The Company and the Bank shall have executed and delivered the Credit Agreement and the Credit Agreement shall be in full force and effect.

4.15.  FORWARD EQUITY PURCHASE AGREEMENT.

          The Company and CTG shall have executed and delivered the Forward Equity Purchase Agreement and the Forward Equity Purchase Agreement shall be in full force and effect.

4.16.  SUPPORT AGREEMENT.

          CTG shall have executed and delivered the Support Agreement and the Support Agreement shall be in full force and effect.

4.17.  TENDER OFFER.

          The Company shall have committed to purchase not less than 1,800,000 shares of CTG's common stock pursuant to the Tender Offer or as otherwise contemplated by the Forward Equity Purchase Agreement.

4.18.  PROCEEDINGS AND DOCUMENTS.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Transaction Documents and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

5.1.   ORGANIZATION; POWER AND AUTHORITY.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Transaction Documents to which the Company is a party and to perform the provisions hereof and thereof. The Company is a wholly-owned Subsidiary of CTG.

5.2.   AUTHORIZATION, ETC.

          This Agreement, the Notes and the other Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note and each other Transaction Document to which the Company is a party will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (I) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (II) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.   DISCLOSURE.

          The Company, through its agent, PaineWebber Incorporated, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated September 1997, (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in
Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since September 30, 1996, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.   ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (I) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (II) of the Company's Affiliates, other than Subsidiaries.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien other than the Lien of the Pledge Agreement.

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.   FINANCIAL STATEMENTS.

          The Company has delivered to each Purchaser copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Persons indicated therein as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.   COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement, the Notes and the other Transaction Documents to which the Company is a party will not (I) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under (other than the Lien of the Pledge Agreement), any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (II) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (III) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.   GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or any other Transaction Document to which the Company is a party, except for filings in respect of the Liens created pursuant to the Pledge Agreement.

5.8.   LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.   TAXES.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (I) the amount of which is not individually or in the aggregate Material or (II) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended September 30, 1996.

5.10.  TITLE TO PROPERTY; LEASES; PLEDGE AGREEMENT.

          The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

          The provisions of the Pledge Agreement are effective to create, in favor of [the Collateral Agent], a legal, valid and enforceable Lien on or in all of the Collateral which Lien shall be, upon the taking of possession by the Collateral Agent of the applicable stocks certificates as contemplated by
Section 5 of the Pledge Agreement and the filing of UCC financing statements with the Secretary of the State of the State of Connecticut, a perfected first priority Lien.

5.11.  LICENSES, PERMITS, ETC.

          Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.  COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.  PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and one other Institutional Investor, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.  USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the proceeds of the sale of the Notes as set forth in the Memorandum. Taking into account such application of the proceeds of the sale of the Notes, the purchase of the Notes as contemplated hereunder will not constitute an extension of credit secured directly or indirectly by margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207) and you shall not be obligated to require the Company to execute a Form F.R. G-3 under said Regulation G. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.  EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.7.

5.16.  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  STATUS UNDER CERTAIN STATUTES.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.  ENVIRONMENTAL MATTERS.

          Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in Connecticut Natural Gas Corporation's most recent Annual Report on Form 10-K previously furnished to you,

               (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

               (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

               (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable

          Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.  REPRESENTATIONS IN TRANSACTION DOCUMENTS.

          The representations and warranties of the Company in each other Transaction Document to which the Company is a party and of each Subsidiary in its Subsidiary Guarantee are true and correct.

6.     REPRESENTATIONS OF THE PURCHASER.

6.1.   PURCHASE FOR INVESTMENT.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.   SOURCE OF FUNDS.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" (as the term is defined in Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (b) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account

       (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
       (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (I) the identity of such QPAM and (II) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

          (e)  the Source is a governmental plan; or

          (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.     INFORMATION AS TO COMPANY.

7.1.   FINANCIAL AND BUSINESS INFORMATION.

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in stockholder's equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

          (b) ANNUAL STATEMENTS -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in stockholder's equity and cash flows of the Company and its Subsidiaries, for such year,

       setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

               (A) by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

          (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (I) each financial statement, report, notice or proxy statement sent by the Company, CTG, any CTG Subsidiary or any Subsidiary to public securities holders generally, and (II) each regular or periodic report (including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q), each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company, CTG, any CTG Subsidiary or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company, CTG, any CTG Subsidiary or any Subsidiary to the public concerning developments that are Material;

          (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title

          I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.   OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3, 10.4, 10.5, 10.7(i),
       10.8 and 10.9 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.   INSPECTION.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.     INTEREST ON THE NOTES; PREPAYMENT OF THE NOTES.

8.1.   INTEREST ON THE NOTES.

          (a) Interest will accrue and be payable on the Notes in the amounts and at the times specified in the first paragraph thereof. Notwithstanding anything above or in the Notes to the contrary, upon the occurrence and during the continuance of a Credit Rating Event interest shall accrue and be payable on the Notes at a rate that is 0.50% per annum above the rate of interest that would otherwise be applicable to the Notes pursuant to the first paragraph thereof.

          (b) For purposes of subsection (a) above, a "CREDIT RATING EVENT" shall have occurred upon, and shall continue for so long as, (i) the senior unsecured long-term debt of any CTG Subsidiary shall be rated BBB- or less by Standard & Poor's or Baa3 or less by Moody's or (ii) the rating of the senior unsecured long-term debt of all of the CTG Subsidiaries shall have been withdrawn or otherwise not maintained by Standard & Poor's or Moody's.

8.2.   REQUIRED PREPAYMENTS.

          On May 1, 2001 and on each November 1 and May 1 thereafter to and including May 1, 2008 the Company will prepay $2,500,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-

Whole Amount or any premium, PROVIDED that upon any partial prepayment of the Notes pursuant to Section 8.3 or 8.4 the principal amount of each required prepayment of the Notes becoming due under this Section 8.2 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

8.3.   OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

          The Company may, at its option, upon notice as in Section 8.5, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

8.4.   PREPAYMENT IN CONNECTION WITH A CHANGE OF CONTROL.

          (a) Promptly and in any event within five Business Days after any Responsible Officer has knowledge of the occurrence of a Change of Control, the Company shall give written notice thereof to the holders of all outstanding Notes, which notice shall (I) refer specifically to this Section 8.4 and describe the Change of Control in reasonable detail (including the Persons party thereto), (II) specify a date not less than 30 days and not more than 60 days after the date of such notice (the "CONTROL PREPAYMENT DATE") and (III) offer to prepay on the Control Prepayment Date all (but not less than all) the Notes, at 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date, plus the applicable Make-Whole Amount determined for the Control Prepayment Date with respect to such principal amount. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date (the "CONTROL RESPONSE DATE") at least 10 days prior to the Control Prepayment Date, and the Company shall prepay on the Control Prepayment Date all of the Notes held by each holder of Notes that has accepted such offer in accordance with this Section 8.4(a) at a price in respect of each Note held by such holder equal to 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date, plus the applicable Make-Whole Amount determined for the Control Prepayment Date with respect to such principal amount; PROVIDED, however, that the failure by a holder of any Note to respond to such offer in writing on or before the Control Response Date shall be deemed to be an acceptance of such offer.

          (b) A "CHANGE OF CONTROL" will be deemed to have occurred for purposes of Section 8.4(a) if any Person or Persons acting in concert, together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 45% of the total voting power of all classes of CTG's then outstanding voting securities.

8.5.   NOTICES, ETC; CALCULATION OF MAKE-WHOLE AMOUNTS.

          (a) The Company will give each holder of Notes written notice of each optional prepayment under Section 8.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

          (b) Each notice of optional prepayment pursuant to Section 8.3 and each notice of prepayment pursuant to Section 8.4(a), shall be accompanied by a certificate of a Senior Financial Officer as to the estimated applicable Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation, and two Business Days prior to each such prepayment, the Company shall deliver to each holder of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

          (c) In the event the Company shall incorrectly determine the Make-Whole Amount payable in connection with any Note to be prepaid pursuant to
Section 8.3 or 8.4(a) or declared to be immediately due and payable pursuant to
Section 12.1 hereof, the holder of such Note shall not be bound by such incorrect determination but, instead, shall be entitled to receive an amount equal to the Make-Whole Amount, if any, determined by the Required Holders, in the case of Section 8.3, and in all other cases, by such holder in compliance with the terms of this Agreement, which determination shall be, absent manifest error, conclusive.

8.6.   ALLOCATION OF PARTIAL PREPAYMENTS.

          In the case of each partial prepayment of the Notes pursuant to
Section 8.2 or 8.3, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.7.   MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.8.   PURCHASE OF NOTES.

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.9.   MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.3 or 8.4 or has become or is declared to be immediately due and payable pursuant to
       Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (I) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Bloomberg Financial Markets "Page PX7" (or such other display as may replace Bloomberg Financial Markets Page PX7) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (II) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (A) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (I) such Called Principal into (II) the sum of the products obtained by multiplying (A) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (B) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.3,
       8.4 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.3 or 8.4 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.     AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

9.1.   COMPLIANCE WITH LAW.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.   INSURANCE.

          The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.   MAINTENANCE OF PROPERTIES.

          The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.   PAYMENT OF TAXES AND CLAIMS.

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (I) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (II) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.   CORPORATE EXISTENCE, ETC.

          Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect (it being understood that the Company may sell or otherwise dispose of ENServe, Incorporated and KBC Energy Services of New England (either through the sale of the stock thereof or the sale of all or substantially all of the assets thereof) and may dissolve ENI Gas Services, Inc. in connection therewith).

9.6.   SUBSIDIARY GUARANTEES, ETC.

          If on any date the Company or any of its Subsidiaries creates a Subsidiary or acquires a Person which thereupon becomes a Subsidiary, the Company shall promptly, and in any event within 30 days of such creation or acquisition, (i) cause such Subsidiary to execute and deliver to each holder of a Note a Subsidiary Guarantee and (ii) cause all shares of common stock of such Subsidiary owned by the Company or another Subsidiary to be pledged to the Collateral Agent pursuant to the Pledge Agreement.

10.    NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1.  TRANSACTIONS WITH AFFILIATES.

          Except for the Forward Equity Purchase Agreement as in effect on the date of the Closing, the Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.2.  MERGER, CONSOLIDATION, ETC.

          The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (I) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the other Transaction Documents to which the Company is a party and (II) the Company shall have caused to be delivered to each holder of any

       Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and the Company could incur at least $1.00 of interest bearing Indebtedness under Section 10.5(d).

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

10.3.  CONSOLIDATED NET WORTH.

          The Company will not, at any time, permit Consolidated Net Worth to be less than 100% of the amount thereof as of September 30, 1997.

10.4.  DEBT SERVICE COVERAGE RATIO.

          The Company will not, at any time, permit the Debt Service Coverage Ratio to be less than 1.25 to 1.0.

10.5.  INDEBTEDNESS.

          The Company will not, and will not permit any Subsidiary to, incur, create, assume or otherwise become or be liable in respect of any Indebtedness, except

          (a)  the Notes;

          (b) the Indebtedness outstanding under the Credit Agreement in an aggregate principal amount of not greater than $20,000,000;

          (c)  Indebtedness outstanding on the date hereof as specified in
       Schedule 5.15, but not any extension, renewal or refunding thereof unless permitted by subsection (d) below; and

          (d) additional Indebtedness if on the date such Indebtedness is incurred and after giving effect thereto and to the concurrent retirement of any Indebtedness the Pro Forma Interest Coverage Ratio would not be less than 2.0 to 1.0.

10.6.  INTERCOMPANY INDEBTEDNESS.

          The Company will not, and will not permit any Subsidiary to, incur, create, assume or otherwise become liable in respect of any Indebtedness owing to any Subsidiary (the "PAYEE SUBSIDIARY") unless the Payee Subsidiary is a Wholly-Owned Subsidiary and such Indebtedness is unsecured and is subordinated in right of payment pursuant to subordination provisions in the form of Exhibit A to (x) in the case of the Company, the Company's obligations with respect to the Notes and (y) in the case of any Subsidiary, such Subsidiary's obligations under its Subsidiary Guarantee.

10.7.  LIENS.

          The Company will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, of the Company or any Subsidiary, excluding from the operation of this Section:

          (a)  Liens created pursuant to the Pledge Agreement;

          (b) Liens existing on the date hereof securing Indebtedness of the Company or any Subsidiary outstanding on the date hereof and specified in
       Schedule 5.15;

          (c) Liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits and Liens (for sums not yet due) of carriers, warehousemen, mechanics and other similar Liens, in each case incurred or made in the ordinary course of business and not in connection with the incurrence of Indebtedness;

          (d) Liens for taxes, assessments or governmental charges or levies either not yet due and payable or to the extent that nonpayment thereof is permitted by the proviso to Section 9.4;

          (e) Liens (including Liens securing obligations in respect of Capital Leases) to secure Indebtedness incurred in connection with the financing of all or a part of the purchase price or cost of improvement of property acquired or improved by the Company or a Subsidiary after the date hereof, PROVIDED that (I) the aggregate principal amount of Indebtedness secured by such Lien in respect of any such property or improvement and all other Indebtedness secured by a Lien on such property or improvement shall not exceed the lesser of (x) the cost of such property or improvement and (y) the fair market value of such property or improvement, (II) such Lien shall not extend to or cover any other property of the Company or such Subsidiary and (III) such Lien shall be created contemporaneously with, or within 12 months after, the acquisition or improvement of such property;

          (f) Liens created by or resulting from any litigation or legal proceeding that is effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings and with respect to which the Company or such Subsidiary has established adequate reserves on its books in accordance with GAAP;

          (g) any extension, renewal or replacement of any Lien described in Subsections (a), (b) or (e) above, PROVIDED that the principal amount of Indebtedness secured thereby immediately before giving effect to such extension, renewal or replacement is not increased and such Lien is not extended to any other property; and

          (h) Liens incurred by the Company or any Subsidiary in addition to those described in Subsections (a) through (g) above, PROVIDED that, upon the incurrence thereof and immediately after giving effect thereto, (X) the aggregate amount of Priority Indebtedness does not exceed 20% of Consolidated Net Worth and (Y) the Company would be able to incur at least $1.00 of additional interest bearing Indebtedness under Section 10.5(d).

10.8.  SALE AND LEASEBACKS.

          The Company will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless, immediately after giving effect thereto, (x) the aggregate amount of Priority Indebtedness does not exceed 20% of Consolidated Net Worth and (y) the Company would be able to incur at least $1.00 of additional interest bearing Indebtedness under Section 10.5(d).

10.9.  RESTRICTED PAYMENTS.

          The Company will not, and will not permit any Subsidiary to, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment unless immediately after giving effect to such action (x) no Default or Event of Default shall have occurred and be continuing, (y) the Company would be able to incur at least $1.00 of additional interest bearing Indebtedness under
Section 10.5(d) and (z) the aggregate amount of Restricted Payments of the Company and its Subsidiaries for the period commencing on the Closing Date and ending on the date such Restricted Payment is declared or made, inclusive, would not exceed Consolidated Net Income for such period.

10.10.  AMENDMENTS, ETC. TO FORWARD EQUITY PURCHASE AGREEMENT.

          The Company will not (i) terminate, or accept the termination of, the Forward Equity Purchase Agreement or (ii) consent to any amendment, modification, supplement or waiver to or of the Forward Equity Purchase Agreement without the written approval of the Required Holders.

11.    EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.3 to 10.10, inclusive; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or any other Transaction Document to which the Company is a party and such default is not remedied within 30 days after the earlier of (I) a Responsible Officer obtaining actual knowledge of such default and (II) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company, CTG, any CTG Subsidiary or any Subsidiary or by any officer of the Company, CTG, any CTG Subsidiary or any Subsidiary in this Agreement or any other Transaction Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (I) the Company or any CTG Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (that, in the case of a CTG Subsidiary only, is outstanding in an aggregate principal amount of at least $1,000,000), in any case beyond any period of grace provided with respect thereto, or (II) the Company or any CTG Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (that, in the case of a CTG Subsidiary only, is outstanding in an aggregate principal amount of at least $1,000,000), or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (III) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (X) the Company or any CTG Subsidiary has become obligated to purchase or repay any Indebtedness before its regular maturity or before its regularly scheduled dates of payment (that, in the case of a CTG Subsidiary only, is outstanding in an aggregate principal amount of at least $1,000,000), or (Y) one or more Persons have the right to require the Company or any CTG Subsidiary so to purchase or repay such Indebtedness; or

          (g) CTG, the Company or any CTG Subsidiary (I) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (II) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (III) makes an assignment for the benefit of its creditors, (IV) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (V) is adjudicated as insolvent or to be liquidated, or (VI) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by CTG, the Company or any CTG Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of CTG, the Company or any CTG Subsidiary, or any such petition shall be filed against CTG, the Company or any CTG Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (I) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (II) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (III) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (IV) the Company or any ERISA

       Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (V) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or
       (VI) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
       (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (k) any Subsidiary Guarantee ceases to be in full force and effect or any Subsidiary or any Person acting on behalf of any Subsidiary contests in any manner the validity, binding nature or enforceability of its Subsidiary Guarantee; or

          (l) the Forward Equity Purchase Agreement ceases to be in full force and effect on CTG or any Person acting on behalf of CTG contests in any manner the validity, binding nature or enforceability of such Agreement or CTG fails to receive sufficient dividends from its Subsidiaries or proceeds from the sale of CTG stock in the open market to enable it to make all required payments thereunder or CTG otherwise defaults in the payment or performance of any of its obligations thereunder; or

          (m) the Liens created pursuant to the Pledge Agreement cease to constitute a valid and perfected first priority Lien on the collateral intended to be covered thereby in favor of the Collateral Agent or the Pledge Agreement otherwise ceases to be in full force or effect or the Company or any Person acting on behalf of the Company contests in any manner the validity, binding nature or enforceability of the Pledge Agreement or such Liens; or

          (n) the total tangible assets of CTG and its Subsidiaries determined on a consolidated basis in accordance with GAAP (as reported on the balance sheet included in CTG's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission) are less than $400,000,000 or the tangible net worth of CTG and its Subsidiaries determined on a consolidated basis in accordance with GAAP is less than $100,000,000; or

          (o) CTG ceases to own free and clear of any Lien all of the outstanding shares of common stock of each of the Company and CNG; or

          (p) CTG incurs, creates, assumes, guarantees or otherwise becomes liable with respect to any Indebtedness.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.    REMEDIES ON DEFAULT, ETC.

12.1.  ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (X) all accrued and unpaid interest thereon and (Y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (A) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (B) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and
(C) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof or by any other Transaction Document to which the Company is a party shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.  REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    PAYMENTS ON NOTES.

14.1.  PLACE OF PAYMENT.

          Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of [Specify Bank] in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.  HOME OFFICE PAYMENT.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.    EXPENSES, ETC.

15.1.  TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any other Transaction Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (A) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any other Transaction Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any other Transaction Document, or by reason of being a holder of any Note, and (B) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.  SURVIVAL.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Transaction Document to which the Company is a party shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Transaction Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.    AMENDMENT AND WAIVER.

17.1.  REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (A) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (B) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (I) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (II) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (III) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.  SOLICITATION OF HOLDERS OF NOTES.

          (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.    NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (B) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.    REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (A) consents, waivers and modifications that may hereafter be executed, (B) documents received by you at the Closing (except the Notes themselves), and (C) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.    CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (A) was publicly known or otherwise known to you prior to the time of such disclosure, (B) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf,
(C) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (D) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (I) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (II) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (III) any other holder of any Note, (IV) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (V) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(VI) any federal or state regulatory authority having jurisdiction over you,
(VII) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (VIII) any other Person to which such delivery or disclosure may be necessary or appropriate (W) to effect compliance with any law, rule, regulation or order applicable to you, (X) in response to any subpoena or other legal process, (Y) in connection with any litigation to which you are a party or (Z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.    SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the

Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.    MISCELLANEOUS.

22.1.  SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.  SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.  CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.  GOVERNING LAW.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Connecticut excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                *    *    *    *    *

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        THE ENERGY NETWORK, INC.


                                        By______________________________________
                                          Title:


The foregoing is hereby
agreed to as of the
date thereof.

METROPOLITAN LIFE INSURANCE COMPANY



By__________________________
  Title:

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        THE ENERGY NETWORK, INC.


                                        By______________________________________
                                          Title:


The foregoing is hereby
agreed to as of the
date thereof.

TEXAS LIFE INSURANCE COMPANY



By____________________
  Title:

                                                                      SCHEDULE A
                                                                      ----------



                          INFORMATION RELATING TO PURCHASERS


                                                            Principal Amount of
Name and Address of Purchaser                              Notes to Be Purchased
-----------------------------                              ---------------------


METROPOLITAN LIFE INSURANCE COMPANY                         $42,000,000

(1)    All payments on or in respect
       of the Notes to be by bank wire
       transfer of Federal or other
       immediately available funds, for
       receipt not later than 12:00 noon
        (New York time) on the
       date payment is due, to:

       The Chase Manhattan Bank
       33 East 23rd Street
       New York, NY  10010
       Account No.:  002-2-410591
       ABA No.:  021000021

       Each such wire transfer shall set forth the name of The Energy Network, Inc., the full title (including the coupon rate and final maturity date) of the Notes, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)    Address for all notices and other communications:

       Metropolitan Life Insurance Company
       One Madison Avenue
       New York, NY  10010
       Telephone No. (212) 578-5705
       Telecopier No. (212) 578-0266

       Attention:  Treasurer

                                                                      SCHEDULE A
                                                                      ----------


With a duplicate copy to:

       Metropolitan Life Insurance Company
       334 Madison Avenue
       Convent Station, New Jersey  07961
       Telephone:  (201) 254-3000
       Telecopier:  (201) 254-3050

       Attention:  Vice President - Private Placement Unit

(3)    Tax Identification No.:  13-5581829

                                                            Principal Amount of
Name and Address of Purchaser                              Notes to Be Purchased
-----------------------------                              ---------------------


TEXAS LIFE INSURANCE COMPANY                                     $3,000,000

(1)    All payments by wire transfer of
       immediately available funds to:

       The Chase Manhattan Bank, N.A.
       One Chase Manhattan Plaza
       New York, NY  10081-1508
       Account No.:  900-9-000200
       ABA No.:  021000021
       With reference to PPN No.:

       with sufficient information
       to identify the source and
       application of such funds.

(2)    Address for notices and other
       communications:

       Texas Life Insurance Company
       900 Washington Avenue
       Waco, TX  76701
       Attention:  Virginia Crunk

       With a copy to:
       Metropolitan Life Insurance Company
       334 Madison Avenue
       Convent Station, NJ  07961-0633
       Attention:  Vice President
       Telecopier:  (973) 254-3050

(3)    Tax Identification No.:  74-0940890

                                                                      SCHEDULE B
                                                                      ----------



                                    DEFINED TERMS
                                    -------------

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a Sale and Leaseback Transaction, the present value of all lease rentals required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease).

          "BANK" means Fleet National Bank, a national banking association.

          "BUSINESS DAY" means (A) for the purposes of Section 8.9 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (B) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Hartford, Connecticut are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

          "CHANGE OF CONTROL" is defined in Section 8.4.

          "CLOSING" is defined in Section 3.

          "CNG" means Connecticut National Gas Corporation, a [Connecticut] corporation.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COLLATERAL" has the meaning assigned to such term in the Pledge Agreement.

          COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement dated as of the date hereof substantially in the form of Exhibit B between the Collateral Agent, the Bank, The Bank of Nova Scotia, you and the Other Purchaser.

          "COLLATERAL AGENT" means State Street Bank and Trust Company in its capacity as collateral agent pursuant to the Collateral Agency Agreement.

          "COMPANY" means The Energy Network, Inc., a Connecticut corporation.

          "CONFIDENTIAL INFORMATION"  is defined in Section 20.

          "CONSENT" means the Consent of CTG and Agreement dated as of the date hereof substantially in the form of Exhibit C.

          "CONSOLIDATED ADJUSTED EBITDA" means, with respect to any period, the sum of (i) Consolidated Net Income for such period, (ii) all FEPA Payments received by the Company during such period and (iii) all amounts deducted in the computation of Consolidated Net Income for such period on account of (w) Interest Charges, (x) taxes imposed on or measured by income, (y) depreciation and (z) amortization.

          "CONSOLIDATED NET INCOME" means, with respect to an period, the net earnings (or loss) of the Company and its Subsidiaries for such period, determined for each in accordance with, and consolidated in accordance with, GAAP, excluding:

          (i)    proceeds of life insurance policies;

          (ii) gains arising from (a) the sale or disposition of any assets which are not current assets, (b) any write-up subsequent to the Closing Date in the book value of any asset owned by the Company or a Subsidiary and (c) the acquisition of debt securities for a cost less than principal and accrued interest;

          (iii) the net income of any Person other than a Subsidiary in which the Company or a Subsidiary has any form of equity interest, except to the extent such

       Person's net income has been actually distributed and received by the Company or a Subsidiary in the form of cash or other property (the latter valued at the fair market value thereof at time of distribution as determined by the Company's independent public accountants);

          (iv) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;

          (v) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

          (vi) extraordinary gains and losses (including, without limitation, capital gains or losses in aggregate amounts exceeding $100,000 in any one fiscal year, and extraordinary charges or credits);

          (vii) any amounts paid or payable in any currency that at the time of determination of Consolidated Net Income is not fully convertible into United States dollars;

          (viii) net earnings of any successor to or transferee corporation of the Company prior to consummation of the transaction that resulted in such consolidation, merger or transfer of assets;

          (ix) any deferred credit (or amortization of a deferred credit) arising from the acquisition in any manner of any other Person; and

          (x) income from any transactions with any Affiliates of the Company unless received in cash.

          "CONSOLIDATED NET WORTH" means the consolidated stockholder's equity of the Company and its Subsidiaries determined in accordance with GAAP.

          "CREDIT AGREEMENT" means, collectively, the 364-Day Revolving Credit Agreement and the 3-Year Revolving Credit Agreement, each dated as of the date hereof, between the Company and the Bank.

          "CTG" means CTG Resources, Inc., a Connecticut corporation.

          "CTG SUBSIDIARY" means any Subsidiary of CTG other than the Company.

          "DEBT SERVICE" means, with respect to any period, the sum of the following: (i) Interest Charges for such period and (ii) all payments of principal in respect of Indebtedness of the Company and its Subsidiaries (including the principal component of any payments in respect of Capital Lease Obligations) paid or payable during such period after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

          "DEBT SERVICE COVERAGE RATIO" means, at any time, the ratio of (i) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (ii) Debt Service for such period.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DEFAULT RATE" means an interest rate of 8.99% per annum.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FEPA PAYMENTS" means all payments in cash by CTG to the Company under the Forward Equity Purchase Agreement.

          "FORWARD EQUITY PURCHASE AGREEMENT" means the Forward Equity Purchase Agreement dated as of the date hereof between CTG and the Company.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "GOVERNMENTAL AUTHORITY"  means

          (a)    the government of

                 (i) the United States of America or any State or other political subdivision thereof, or

                 (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (I) for the purchase or payment of such indebtedness or obligation, or (II) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "INDEBTEDNESS" with respect to any Person means, on any date, all indebtedness, obligations and liabilities for borrowed money which in accordance with GAAP would be included as a liability on a balance sheet of such Person as of such date, and in any event shall include, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)    all Capital Leases Obligations of such Person;

          (d) all liabilities secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f) all liabilities with respect to any agreement to pay the purchase price of any product or service where such agreement to pay is not dependent upon whether such product or service is furnished; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "INSTITUTIONAL INVESTOR" means (A) any original purchaser of a Note,
(B) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (C) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "INTEREST CHARGES" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (i) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations and Attributable Debt) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and
(ii) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAKE-WHOLE AMOUNT" is defined in Section 8.9.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (A) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (B) the ability of the Company to perform its obligations under this Agreement, the Notes or any other Transaction Document to which the Company is a party, or

(C) the validity or enforceability of this Agreement, the Notes or any other Transaction Document to which the Company is a party.

          "MEMORANDUM" is defined in Section 5.3.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NOTES" is defined in Section 1.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "OTHER AGREEMENTS" is defined in Section 2.

          "OTHER PURCHASERS" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "PLEDGE AGREEMENT" means the Pledge and Assignment Agreement dated as of the date hereof between the Company and [the Collateral Agent] substantially in the form of Exhibit D.

          "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "PRIORITY INDEBTEDNESS" means, without duplication, the sum of (i) all Indebtedness of the Company secured by Liens pursuant to Section 10.7(i), (ii) all Attributable Debt of the Company and its Subsidiaries and (iii) all Indebtedness of Subsidiaries other than Indebtedness owing to the Company or permitted pursuant to Section 10.6.

          "PRO FORMA INTEREST CHARGES" means, at any time, the net amount of (i) Interest Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time MINUS (ii) all such Interest Charges in respect of Indebtedness of the Company or any Subsidiary being retired out of the proceeds of any Indebtedness being created, incurred or assumed at such time PLUS (iii) scheduled Interest Charges for the period of 12 full calendar months next succeeding such time in respect of the Indebtedness being created, incurred or assumed at such time. For the purposes of the foregoing clause (iii), Indebtedness that bears interest at a variable rate will be deemed to bear interest during the period in question at a rate equal to the rate in effect at such time.

          "PRO FORMA INTEREST COVERAGE RATIO" means, at any time, the ratio of
(i) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (ii) Pro Forma Interest Charges.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "REQUIRED HOLDERS" means, at any time, the holders of a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

          "RESTRICTED PAYMENT" means

          (i) any dividend or other distribution, direct or indirect, on or on account of any shares of capital stock of any class of the Company, except a dividend payable solely in such shares;

          (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of capital stock of any class of the Company or of any warrants, rights or options to purchase or otherwise acquire any such shares, in any manner other than (x) solely in exchange for other such shares or (y) unless such redemptions, retirement, purchase or other acquisition shall be made contemporaneously from the net proceeds of a sale of such stock, warrants, rights or options; and

          (iii) any prepayment, payment, purchase or other retirement or acquisition, direct or indirect, by the Company or any Subsidiary of all or part of the principal amount of any subordinated debt (except out of the proceeds of a substantially concurrent issuance of other subordinated debt) prior to the regularly scheduled maturity date thereof (as in effect on the date such subordinated debt was incurred).

          "SALE AND LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

          "STANDARD & POOR'S" means Standard & Poor's Rating Group, a division of McGraw-Hill, Inc.

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "SUBSIDIARY GUARANTEE" means a guarantee of the obligations of the Company under this Agreement and the Notes, substantially in the form of Exhibit E.

          "SUPPORT AGREEMENT" means the Support Agreement dated the date hereof from CTG in favor of the holders from time to time of the Notes.

          "TENDER OFFER" means the Tender Offer as defined and described in the Memorandum.

          "TRANSACTION DOCUMENTS" means this Agreement, the Other Agreements, the Notes, the Pledge Agreement, each Subsidiary Guarantee, the Forward Equity Purchase Agreement, the Consent, the Collateral Agency Agreement and the Support Agreement.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                                                       EXHIBIT 1


                                    [FORM OF NOTE]


                               THE ENERGY NETWORK, INC.

                          6.99% SENIOR SECURED NOTE DUE 2009

No. [_____]                                                               [Date]
$[_______]                                                   PPN[______________]

          FOR VALUE RECEIVED, the undersigned, THE ENERGY NETWORK, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Connecticut, hereby promises to pay to [______________________], or registered assigns, the principal sum of [_______________________________] DOLLARS (or so much thereof as shall not have been prepaid) on November 1, 2009, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(A) on the unpaid balance thereof at the rate of 6.99% per annum from the date hereof, payable quarterly, on the first day of February, May, August and November in each year, commencing with the February 1, May 1, August 1 or November 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (B) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at the rate of 8.99% per annum. Notwithstanding anything to the contrary above, the interest rate applicable to this Note may be increased by 0.50% as provided in
Section 10.1 of the Note Purchase Agreements referred to below.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of [Specify bank] in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

          This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of October 1, 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (I) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (II) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

          This Note is secured by, and entitled to the benefits of, the Pledge Agreement referred to in the Note Purchase Agreements. Payment of the principal of, and Make-Whole

Amount, if any, and interest on this Note has been guaranteed by the Subsidiaries of the Company in accordance with the Subsidiary Guarantees referred to in the Note Purchase Agreements.

          This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

          This Note shall be construed and enforced in accordance with the laws of the State of Connecticut.

                                             THE ENERGY NETWORK, INC.


                                             By_________________________
                                               Title:

                                                                  EXHIBIT 4.4(b)



                         MATTERS TO BE COVERED IN THE OPINION
                         OF SPECIAL COUNSEL TO THE PURCHASERS


          1. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

          2.  Form and scope blessing of opinion of counsel for the Company.

                                                                         10/1/97
                                                                       EXHIBIT A



                           FORM OF SUBORDINATION PROVISIONS


         Section 1. [add name of Company or Subsidiary, as applicable], a __________________, corporation (the "BORROWER"), and [add name of Subsidiary lender] (the "SUBORDINATED LENDER"), covenant and agree, that [DESCRIBE INDEBTEDNESS] (the "SUBORDINATED INDEBTEDNESS") shall be subordinate and junior to all Senior Indebtedness (as hereinafter defined), to the extent and in the manner hereinafter set forth.

         ALTERNATIVE NO. 1 (FOR USE WHEN THE COMPANY IS THE BORROWER): [For purposes hereof, "SENIOR INDEBTEDNESS" shall mean (1) all obligations of the Borrower under the several Note Purchase Agreements dated as of October 1, 1997 among the Borrower and certain institutional investors named therein (herein, as the same may be amended or supplemented from time to time, collectively referred to as the "NOTE PURCHASE AGREEMENT"), including all fees and expenses payable by the Borrower thereunder, (2) all principal of, and interest and Make-Whole Amount (if any) on, the 6.99% Senior Secured Notes due 2009 issued in the original aggregate principal amount of $45,000,000 by the Borrower pursuant to the Note Purchase Agreement (together with any notes delivered in substitution or exchange for said notes, the "NOTES") including, without limitation, any interest accruing thereon after the commencement of any proceeding of the character described in Section 11(g) or 11(h) of the Note Purchase Agreement and
(3) all extensions, refinancings, refundings or renewals of the liabilities of the Borrower referred to in clauses (1) through (2) above.]

         ALTERNATIVE NO. 2 (FOR USE WHEN A SUBSIDIARY IS THE BORROWER): [For purposes hereof, "SENIOR INDEBTEDNESS" shall mean all obligations of the Borrower under the Guarantee dated as of ______________ (the "GUARANTEE") pursuant to which the Borrower has guaranteed the obligations of The Energy Network, Inc. (the "COMPANY") under the Note Purchase Agreement dated as of October 1, 1997 among the Company and certain institutional investors named therein (herein, as the same may be amended or supplemented from time to time, collectively referred to as the "NOTE PURCHASE AGREEMENT") and the Company's 6.99% Senior Secured Notes due 2009 issued thereunder in the original aggregate principal amount of $45,000,000 and all extensions, refinancings, refundings or renewals of the liabilities of the Borrower under the Guarantee.

         Section 2. In the event of any liquidation, dissolution or other winding up of the Borrower or of any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Borrower or its creditors or its property, all Senior Indebtedness shall first be paid in full in cash before any payment or distribution of any kind or character, whether in cash, property or securities shall be made upon or in respect of the Subordinated Indebtedness, and any such payments or distributions shall be paid over to the holders of such Senior Indebtedness for application to the payment thereof, unless and until all Senior Indebtedness shall have been paid and satisfied in full in cash.

         Section 3. Until the Senior Indebtedness shall have been paid in full in cash, no payment of any kind shall be made on the Subordinated Indebtedness, whether of principal, premium or interest, (b) the Subordinated Lender shall not take, demand or receive, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment for or in respect of the Subordinated Indebtedness and (c) the Subordinated Lender shall not have any right to accelerate the payment of Subordinated Indebtedness or exercise any other remedies to enforce the payment thereof.

         Section 4. If the Subordinated Lender shall receive any payment (of any kind, whether or not in cash) in respect of the Subordinated Indebtedness which is in violation of the requirements of Section 2 or 3, the Subordinated Lender hereby agrees to hold such payment in trust for the benefit of the holders of the Senior Indebtedness and to pay over such payment or any amount equal thereto to the holders of the Senior Indebtedness on demand.

         Section 5. Without notice to or the consent of the Subordinated Lender, the holders of the Senior Indebtedness may, at any time and from time to time, without impairing or releasing the subordination herein made, do any one or more of the following:

         (1) change the manner, place or terms of payment, or change or extend the time of payment of or renew or alter, the Senior Indebtedness, or amend or supplement in any manner the Note Purchase Agreement or any Subsidiary Guarantee (as defined therein) or any other instrument securing or relating to the Senior Indebtedness (including the Pledge Agreement, as defined in the Note Purchase Agreement);

         (2) release any person liable in any manner for the payment or collection of the Senior Indebtedness;

         (3) exercise or refrain from exercising any rights in respect of the Senior Indebtedness against the Borrower or any other person;

         (4) apply any monies or other property paid by any person or released in any manner, to the Senior Indebtedness; or

         (5)  accept or release any security for the Senior Indebtedness.

         Section 6. The Subordinated Lender hereby irrevocably authorizes and empowers (without imposing any obligation on) the holders of the Senior Indebtedness, under the circumstances set forth in Section 2 hereof, to demand, sue for, collect and receive every payment or distribution upon or in respect of the Subordinated Indebtedness and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote the full amount of the Subordinated Indebtedness which is owing in the sole discretion of the holders of the Senior Indebtedness or their representative in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote at creditors' meetings for the election of trustees, acceptance of plans and otherwise), in the name of the holders of the Senior Indebtedness or in the name of the Subordinated Lender or otherwise, as the holders of the Senior Indebtedness or their representative may deem necessary or advisable for the enforcement of the subordination provisions of this Subordinated Indebtedness. The Subordinated Lender hereby agrees, under the circumstances set forth in Section 2 hereof, duly and promptly to take such action as may be requested at any time and from time to time by the holders of the Senior Indebtedness or their representative to collect and receive any and all payments and distributions hereunder and to file appropriate proofs of claim in respect thereof and to execute and deliver such powers of attorney, assignments or other instruments as may be requested by the holders of the Senior Indebtedness or their representative in order to enable the holders of the Senior Indebtedness or their representative to enforce any and all claims upon or in respect of this Subordinated Indebtedness and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of this Subordinated Indebtedness.

                                                                         10/1/97
                                                                       EXHIBIT C





                                AGREEMENT AND CONSENT

         This AGREEMENT AND CONSENT, dated as of _____ __, 1997 (this "CONSENT"), among CTG Resources, Inc., a Connecticut corporation (the "CONSENTING PARTY"), The Energy Network, Inc., a Connecticut corporation (the "COMPANY"), and State Street Bank and Trust Company, as collateral agent (in such capacity, together with any successor thereto in such capacity, the "COLLATERAL AGENT") for the benefit of the Collateral Agent and the Secured Parties (as defined in the Pledge Agreement referred to below).

         The Company and The Bank of Nova Scotia (the "LC PROVIDER") are parties to a Letter of Credit and Reimbursement Agreement dated as of October 14, 1994 pursuant to which the LC Provider has issued its irrevocable standby letter of credit in a stated amount of $13,767,123 on behalf of the Company (as modified and supplemented and in effect from time to time, the "LC FACILITY"). The Company and Fleet National Bank (together with its successors and assigns, the "BANK") are parties to a 364-Day Revolving Credit Agreement and a 3-Year Reducing Revolving Credit Agreement, each dated as of October 1, 1997 (collectively, as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for loans to be made by the Bank to the Company in an aggregate principal amount not exceeding $20,000,000. The Company is party to the several Note Purchase Agreements dated as of the date hereof (collectively, as modified and supplemented and in effect from time to time, the "NOTE PURCHASE AGREEMENT") with the institutional investors named therein (the "PURCHASERS") pursuant to which the Company has issued its 6.99% Senior Secured Notes dues 2009 in the aggregate principal amount of $45,000,000 (the "NOTES").

         The Company and the Collateral Agent are parties to a Pledge and Assignment Agreement dated as of the date hereof (the "PLEDGE AGREEMENT") pursuant to which the Company has pledged to the Collateral Agent the Collateral referred to therein as security for the Secured Obligations referred to therein, including the Company's right, title and interest in the Forward Equity Purchase Agreement dated as of the date hereof between the Consenting Party and the Company (the "ASSIGNED AGREEMENT").

         The Collateral Agent, the LC Provider, the Bank and the Purchasers are party to a Collateral Agency Agreement dated as of the date hereof (the "COLLATERAL AGENCY AGREEMENT").

         It is a condition precedent to the Bank making loans under the Credit Agreement, the Purchasers purchasing Notes under the Note Purchase Agreement and the LC

Provider amending the LC Facility that the Consenting Party execute and deliver this Consent. Accordingly, the parties hereto agree as follows:

         ARTICLE I.  DEFINITIONS

         Section 1.01. INCORPORATED TERMS. Unless otherwise indicated, each capitalized term used herein and not defined herein shall have the meaning ascribed to such term in the Pledge Agreement.

         ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF THE CONSENTING PARTY

         The Consenting Party represents and warrants as follows:

         Section 2.01. DUE ORGANIZATION. The Consenting Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut.

         Section 2.02. CORPORATE POWER. The Consenting Party has full power, authority and legal right to execute and deliver this Consent and the Assigned Agreement and to perform its obligations hereunder and thereunder.

         Section 2.03. DUE AUTHORIZATION. The Consenting Party has taken all necessary corporate and shareholder action to authorize the execution, delivery and performance of this Consent and the Assigned Agreement.

         Section 2.04. ENFORCEABILITY. This Consent and the Assigned Agreement have been duly executed and delivered by the Consenting Party and constitute the legal, valid and binding obligations of the Consenting Party enforceable against the Consenting Party in accordance with their respective terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and (ii) the application of equitable principles (whether considered in a court of law or a proceeding in equity).

         Section 2.05. NO VIOLATION. The execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement do not and will not (i) violate any applicable provision of any law, rule, regulation or court order, (ii) result in any breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Consenting Party is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) violate or conflict with any provision of the charter documents or by-laws of the Consenting Party.

         Section 2.06. GOVERNMENTAL APPROVALS. No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required (i) in connection with the execution, delivery, or performance of this Consent or the Assigned Agreement or (ii) for the validity or enforceability of this Consent or the Assigned Agreement.

         ARTICLE III.  CONSENT

         Section 3.01. CONSENT TO ASSIGNMENTS, ETC. The Consenting Party hereby:

         (a) acknowledges that the Collateral Agent and the Secured Parties are relying upon the execution, delivery and performance by the Consenting Party of the Assigned Agreement and this Consent;

         (b) consents to the Pledge Agreement and the assignment by the Company to the Collateral Agent pursuant thereto of all of its right, title and interest in the Assigned Agreement as collateral security for the Secured Obligations;

         (c) acknowledges the right of the Collateral Agent in the exercise of its rights and remedies under the Pledge Agreement and at the times provided for therein to make all demands, give all notices, take all actions and exercise all rights and remedies of the Company under the Assigned Agreement, except as otherwise expressly provided in the Pledge Agreement, and agrees that in such event, the Consenting Party shall continue to perform the obligations of the Consenting Party under the Assigned Agreement;

         (d) agrees that neither the Collateral Agent, as collateral assignee of the Assigned Agreement, nor its designee, shall be subject to any duty or obligation under the Assigned Agreement; and

         (e) agrees that the Consenting Party will not, without the prior written consent of the Collateral Agent, enter into any waiver, amendment, supplement, or other modification of the Assigned Agreement.

         Section 3.02. PAYMENT OF ASSIGNED SUMS. The Consenting Party shall pay all monies that are due and payable to the Company under the Assigned Agreement directly to the Collateral Account (or to such other account or such other Person as the Collateral Agent shall have notified the Consenting Party in writing) in immediately available funds on the date such monies are due. The Consenting Party agrees that the amount of such payment shall not be reduced by any defense, claim, counterclaim, offset or recoupment that the Consenting Party may have against the Company. The Company hereby releases and agrees to hold the Consenting Party harmless from all liability for making payments to the Collateral Agent in accordance with the requirements of this Section 3.02.

         Section 3.03. OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. The Consenting Party's obligations hereunder are absolute and unconditional, and the Consenting Party has no right, and shall have no right, to terminate this Consent or to be released, relieved or discharged from any obligation or liability hereunder until the termination of this Consent.

         Section 3.04. REINSTATEMENT. This Consent shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or the other Secured Parties in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or the other Secured Parties by reason of the insolvency, bankruptcy or reorganization of the Company or for any other reason, all as though such payments had not been made.

         ARTICLE IV.  MISCELLANEOUS

         Section 4.01. TERMINATION. Except as otherwise provided for herein, this Consent shall terminate when the Secured Obligations have been paid in full and the obligations of the Bank under the Credit Agreement and the LC Provider under the LC Facility shall have expired or been terminated.

         Section 4.02. NOTICES. All notices and other communications hereunder shall be in writing, shall be sent by first class mail, by personal delivery, by a nationally recognized courier service, or by telecopy and shall be directed to the addresses and telephone numbers listed on the signature page hereto or to such other address or addressee as a party may designate by notice given pursuant hereto.

         Section 4.03.  SEPARATE COUNTERPARTS; AMENDMENTS, WAIVER.  This
Consent may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Collateral Agent and by any other party against whom any such amendment, supplement, waiver or modification is to be enforced.

         Section 4.04. SEVERABILITY OF PROVISIONS. Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 4.05. SUCCESSORS AND ASSIGNS. This Consent shall be binding upon each of the Consenting Party and the Company, and on the permitted successors and assigns of each of them, and shall inure to the benefit of the Collateral Agent, the Secured Parties and their respective successors and assigns; PROVIDED that the Consenting Party shall not transfer or assign all or any portion of its obligations under this Consent or the Assigned Agreement without the prior written consent of the Collateral Agent.

         Section 4.06. THE COLLATERAL AGENT. The Consenting Party acknowledges that the Collateral Agent, as agent for the Secured Parties, is subject to the terms and conditions of the Collateral Agency Agreement and shall act in exercising its rights and remedies hereunder (including, without limitation, the giving of any consent, direction, amendment, modification or waiver hereunder) with the consent of the Secured Parties in accordance with the Collateral Agency Agreement.

         Section 4.07. GOVERNING LAW. This Consent shall be construed and enforced in accordance with the law of the State of Connecticut.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Consent to be executed by its duly authorized officer as of the date first above written.


                             CTG RESOURCES, INC.


                             By:____________________________
                                Name:
                                Title:

                             Address for Notice:


                             Attention:

                             Telephone Number:

                             Telecopier Number:



                             STATE STREET BANK AND TRUST
                               COMPANY,
                               as Collateral Agent


                             By:___________________________
                                Name:
                                Title:

                             Address for Notice:


                             Attention:

                             Telephone Number:

                             Telecopier Number:

                             THE ENERGY NETWORK, INC.

                             By:___________________________


                             Address for Notice:



                             Attention:

                             Telephone Number:

                             Telecopier Number:

                                                                         10/1/97
                                                                       EXHIBIT D



                           PLEDGE AND ASSIGNMENT AGREEMENT

         PLEDGE AND ASSIGNMENT AGREEMENT dated as of October 1, 1997 between The Energy Network, Inc., a Connecticut corporation (the "COMPANY"), and State Street Bank and Trust Company, as agent for the Secured Parties referred to below (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT").

         The Company and The Bank of Nova Scotia (the "LC PROVIDER") are parties to a Letter of Credit and Reimbursement Agreement dated as of October 14, 1994 pursuant to which the LC Provider has issued its irrevocable standby letter of credit in a stated amount of $13,767,123 on behalf of the Company (as modified and supplemented and in effect from time to time, the "LC FACILITY"). The Company and Fleet National Bank (together with its successors and assigns, the "BANK") are parties to a 364-Day Revolving Credit Agreement and a 3-Year Reducing Revolving Credit Agreement, each dated as of the date hereof (collectively, as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for loans to be made by the Bank to the Company in an aggregate principal amount not exceeding $20,000,000. The Company is party to the several Note Purchase Agreements dated as of the date hereof (collectively, as modified and supplemented and in effect from time to time, the "NOTE PURCHASE AGREEMENT") with the institutional investors named therein (the "PURCHASERS") pursuant to which the Company has issued its 6.99% Senior Secured Notes dues 2009 in the aggregate principal amount of $45,000,000 (the "NOTES").

         To induce the Bank to enter into the Credit Agreement and to extend credit thereunder, the Purchasers to purchase the Notes and the LC Provider to amend the LC Facility and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:


         Section 1. DEFINITIONS. Unless the context otherwise requires, any reference in this Agreement to the Assigned Agreement shall mean such Assigned Agreement and all schedules, exhibits and attachments thereto as amended, supplemented or modified and in effect from time to time. Unless otherwise stated, any reference in this Agreement to any Person shall include its permitted successors and assigns. In addition, as used herein the following terms shall have the following respective meanings (all terms defined in this Section 1 and in the other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

         "ASSIGNED AGREEMENT" shall have the meaning assigned to such term in
    Section 3(e) hereof.

         "COLLATERAL" shall have the meaning ascribed thereto in Section 3 hereof.

         "COLLATERAL ACCOUNT" shall have the meaning ascribed thereto in
    Section 4.01 hereof.

         "COLLATERAL AGENCY AGREEMENT" shall mean the Collateral Agency Agreement dated as of the date hereof among the Collateral Agent, the LC Provider, the Bank and the Purchasers.

         "DEFAULT" shall mean a "Default", or an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an "Event of Default" under the Note Purchase Agreement, the Credit Agreement or the LC Facility.

         "EVENT OF DEFAULT shall mean an "Event of Default" under the Note Purchase Agreement, the Credit Agreement or the LC Facility.

         "ISSUERS" shall mean, collectively, the respective corporations identified on Annex 1 hereto under the caption "ISSUER".

         "NOTE HOLDERS" shall mean the holders from time to time of the Notes.

         "PLEDGED STOCK" shall have the meaning ascribed thereto in
    Section 3(a) hereof.

         "PERMITTED INVESTMENTS" shall mean

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a nationally recognized rating agency;

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

         (e) investments in a money market fund registered under the Investment Company Act of 1940 (15 U.S.C. Section 809-1 et seq.), as from time to time amended, the portfolio of which is limited to United States government obligations and United States agency obligations.

         "SECURED OBLIGATIONS" shall mean, collectively, (a) the principal of and interest on the Loans made by the Bank to, and the promissory note(s) held by the Bank of, the Company and all other amounts from time to time owing to the Bank by the Company under the Credit Agreement, (b) the principal of and Make-Whole Amount (as defined in the Note Purchase Agreement), if any, and interest on the Notes and all other amounts owed thereunder or under the Note Purchase Agreement to the Note Holders, (c) the Reimbursement Obligations and all other amounts owed by the Company to the LC Provider under the LC Facility and (d) all obligations of the Company to the Bank, the Note Holders, the LC Provider and the Collateral Agent hereunder.

         "SECURED PARTIES" shall mean the Bank, the Note Holders and the LC Provider so long as there shall be Secured Obligations owed to such person.

         "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect from time to time in the State of Connecticut.

         Section 2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Bank, the Purchaser, the LC Provider and the Collateral Agent that:

         (a) The Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of the Collateral.

         (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock.

         (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers legally and beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

         (d) The chief place of business and chief executive office of the Company and the office where the Company keeps its records concerning the Collateral and the original copy of the Assigned Agreement is located at the address specified for the Company on the signature pages hereof. A certified copy of the Assigned Agreement in effect on the date hereof has been furnished to the Bank, the Purchaser, the LC Provider and the Collateral Agent.

         Section 3. COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges, assigns and grants to the Collateral Agent, for the benefit of the Secured Parties as hereinafter provided, a security interest in all of the Company's right, title and interest in the following, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "COLLATERAL"):

         (a) the shares of common stock of the Issuers represented by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by the Company, in each case together with the certificates evidencing the same (collectively, the "PLEDGED STOCK");

         (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

         (c) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, the Note Purchase Agreement or the LC Facility, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger;

         (d)  the balance from time to time in the Collateral Account;

         (e) the Forward Equity Purchase Agreements dated as of the date hereof between CTG Resources, Inc., a Connecticut corporation, and the Company, as such agreement, may be amended, supplemented or modified and in effect from time to time (said agreement, as so amended, supplemented or modified and in effect from time to time, the "ASSIGNED AGREEMENT") including, without limitation: (i) all rights of the Company to receive moneys due and to become due under or pursuant to the Assigned Agreement,
    (ii) all claims of the Company for damages arising out of or for breach of or default under the Assigned Agreement and (iii) all rights of the Company to terminate, amend, supplement, modify or waive performance under the Assigned Agreement, and to compel performance and otherwise to exercise all remedies thereunder; and

         (f) all proceeds of and to any of the property of the Company described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by the Company in respect of any of the items listed above).

         Section 4.  CASH PROCEEDS OF COLLATERAL.

         4.01 COLLATERAL ACCOUNT. There is hereby established with the Collateral Agent a cash collateral account (the "COLLATERAL ACCOUNT") in the name and under the control of the Collateral Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Collateral Agent pursuant hereto and into which the Company may from time to time deposit any additional amounts that it wishes to pledge to the Collateral Agent for the benefit of the Secured Parties as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Collateral Agent shall remit the collected balance outstanding to the credit of the Collateral Account upon the order of the Company as the Company shall from time to time instruct; and, unless the Collateral Agent shall have received notice of an Event of Default from any Secured Party, such balance shall be transmitted to the Company on the same day as received by wire transfer to an account designated by the Company. However, at any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent, if so instructed by the Secured Parties in accordance with the Collateral Agency Agreement, shall apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 4 of the Collateral Agency Agreement. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, the Company agrees that if the proceeds of any Collateral hereunder shall be received by it, the Company shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Company for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of the Company.

         4.02 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Company (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent as directed by the Secured Parties) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Agent, PROVIDED that (i) at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent, if so instructed by the Secured Parties in accordance with the Collateral Agency Agreement, shall liquidate any such Permitted Investments and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 4 of the Collateral Agency Agreement.

         Section 5. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with each Secured Party and the Collateral Agent as follows:

         5.01  DELIVERY AND OTHER PERFECTION.  The Company shall:

         (a) if any of the shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b) and (c) of Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Collateral Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Collateral Agent shall deem necessary or appropriate to duly record the lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

         (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of any Secured Party) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Collateral);

         (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

         (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Collateral Agent may require.

         5.02 OTHER FINANCING STATEMENTS AND LIENS. Without the prior written consent of the Collateral Agent (granted with the authorization of the Secured Parties in accordance with the Collateral Agency Agreement), the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

         5.03 PRESERVATION OF RIGHTS. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

         5.04  COLLATERAL.

         (1)  The Company will cause the Collateral to include at all times
100% of the total number of shares of each class of capital stock of each Issuer then outstanding.

         (2) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to that portion Collateral consisting of shares of stock for all purposes not inconsistent with the terms of this Agreement, the Collateral Agency Agreement, the Credit Agreement, the Note Purchase Agreement or the LC Facility PROVIDED that the Company agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Collateral Agency Agreement, the Credit Agreement, the Note Purchase Agreement or the LC Facility; and the Collateral Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this Section 5.04(2).

         (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

         (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Collateral Agent acting in accordance with the Collateral Agency Agreement or any Secured Party exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Note Purchase Agreement, the Notes, the LC Facility or any other agreement relating to such Secured Obligation, all dividends and other distributions and payments on the Collateral shall be paid directly to the Collateral Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, the Company agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end, PROVIDED that if the Collateral Agent shall have been advised by the Secured Parties that such Event of Default has been cured, any such dividend, distribution or payment theretofore paid to the Collateral Agent shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations), be returned by the Collateral Agent to the Company.

         5.05  SPECIAL PROVISIONS RELATING TO THE ASSIGNED AGREEMENT.

         (a) Anything herein to the contrary notwithstanding, the Company shall remain liable to perform all of its duties and obligations under the Assigned Agreement to the same extent as if this Agreement had not been executed. The exercise by the Collateral Agent or any other Secured Party of any of the rights and remedies hereunder shall not release the Company from any of its duties or obligations under the Assigned Agreement or in respect of the Collateral. Neither the Collateral Agent nor any of the other Secured Parties shall have any obligation or liability under the Assigned Agreement or otherwise in respect of the Collateral by reason of this Agreement or be obligated to perform any of the obligations or duties of the Company under the Assigned Agreement or otherwise in respect of the Collateral or to take any action to collect or enforce any claim for payment or any other right assigned hereunder.

         (b) If the Company fails to perform any agreement contained herein or in the Assigned Agreement, the Collateral Agent may itself, but shall have no obligation to, perform, or cause the performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company and shall be Secured Obligations to the Collateral Agent secured under Section 3 hereof.

         5.06 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

         (a) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

         (b) the Collateral Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

         (c) the Collateral Agent may, upon ten business days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the Bank, the Note Holders, the LC Provider or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent, the Bank, any Note Holder or the LC Provider or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this
Section 5.06 shall be applied in accordance with Section 4 of the Collateral Agency Agreement.

         The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral

Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

         5.07 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.06 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

         5.08 REMOVALS, ETC. Without at least 30 days' prior written notice to the Collateral Agent, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Company on the signature pages hereto or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

         5.09 PRIVATE SALE. The Collateral Agent, the Note Holders, the Bank and the LC Provider shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.06 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Collateral Agent, the Bank, any Note Holder or the LC Provider arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

         5.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

         5.11 PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Collateral Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

         5.12 TERMINATION. When all Secured Obligations shall have been paid in full and the obligations of the Bank under the Credit Agreement and of the LC Provider under the LC Facility shall have expired or been terminated, this Agreement shall terminate, and the Collateral Agent, upon being so directed by the Secured Parties, shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

         5.13 FURTHER ASSURANCES. The Company agrees that, from time to time upon the written request of the Collateral Agent, the Company will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

         Section 6.  MISCELLANEOUS.

         6.01 NO WAIVER. No failure on the part of the Collateral Agent, the Bank, any Note Holder or the LC Provider to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent, the Bank, any Note Holder or the LC Provider of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         6.02 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its specified address pursuant to Section 8.07 of the Credit Agreement (in the case of the Bank), Section 18 of the Note Purchase Agreement (in the case of Note Holder), Section 8.5 of the LC Facility (in the case of the LC Provider),
Section 8.1 of the Collateral Agency Agreement (in the case of the

Collateral Agent) and the signature pages hereof (in the case of the Company).

         6.03 EXPENSES. The Company agrees to reimburse each of the Secured Parties for all reasonable costs and expenses of the Secured Parties (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default or Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

         6.04 AMENDMENTS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Collateral Agent (acting on the authorization of the Secured Parties in accordance with the Collateral Agency Agreement). Any such amendment or waiver shall be binding upon the Collateral Agent and the Bank, each Note Holder, the LC Provider, each holder of any of the Secured Obligations and the Company.

         6.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Bank, the Note Holders, the LC Provider and each holder of any of the Secured Obligations (PROVIDED, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).

         6.06 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         6.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

         6.08  GOVERNING LAW.   This Agreement shall be governed by, and
construed in accordance with, the law of the State of Connecticut.

         6.09 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent, the Bank, the Note Holders and the LC Provider in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Assignment Agreement to be duly executed and delivered as of the day and year first above written.


                             THE ENERGY NETWORK, INC.


                             By _________________________
                                Title:

                             Address:

                             100 Columbus Blvd.
                             Hartford, Connecticut 06144
                             Attention:
                             Telecopy No.:



                             STATE STREET BANK AND TRUST
                               COMPANY
                               as Collateral Agent



                             By _________________________
                                Title:

                                                                         ANNEX 1


                                    PLEDGED STOCK

                              [See Section 2(b) and (c)]


                   Certificate         Registered
Issuer                 Nos.               Owner            Number of Shares
------             -----------         ----------          ----------------

[Issuer #1]         _______             ________           _____ shares of
                                                           [common/preferred]
                                                           stock, [no] par
                                                           value [$________]

[Issuer #2]         _______             ________           _____ shares of
                                                           [common/preferred]
                                                           stock, [no] par
                                                           value [$________]

[Issuer #3]         _______             ________           _____ shares of
                                                           [common/preferred]
                                                           stock, [no] par
                                                           value [$________]












                           [To be prepared by the Company]

                                                                         10/1/97
                                                                       EXHIBIT E
                                                                     BII/88700_3



                            [FORM OF SUBSIDIARY GUARANTEE]



================================================================================




                            [NAME OF SUBSIDIARY GUARANTOR]







                                   _______________


                                      GUARANTEE


                                Dated ________________


                                   _______________








================================================================================

                                      GUARANTEE

         GUARANTEE dated as of [_____________] by [NAME OF SUBSIDIARY
GUARANTOR] (the "SUBSIDIARY GUARANTOR"), a corporation organized under the laws of [___________], in favor of each person who is from time to time a holder (each, a "HOLDER" and, collectively, the "HOLDERS") of one or more of the 6.99% Senior Secured Notes due 2009 issued in an original aggregate principal amount of $45,000,000 (together with all notes delivered in substitution or exchange for any of said notes pursuant to the Note Agreement referred to below, the "NOTES") issued by The Energy Network, Inc., a Connecticut Corporation (the "COMPANY"), pursuant to the several Note Purchase Agreements dated as of October 1, 1997 (collectively, as amended, modified or supplemented from time to time, the "NOTE AGREEMENT") among the Company and the Holders whose names appear in Schedule A thereto. All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Note Agreement.

         Section 1.     GUARANTEE, ETC.

         Section 1.1. GUARANTEE. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantor hereby unconditionally, absolutely and irrevocably guarantees the full and punctual payment to the Holders, as and when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the principal of and Make-Whole Amount (if any) and interest on the Notes (including, without limitation, interest on any overdue principal, Make-Whole Amount and, to the extent permitted by applicable law, on any overdue interest) and all other amounts from time to time owing by the Company under the Note Agreement and under the Notes (including, without limitation, costs, expenses and taxes) (collectively, the "GUARANTEED OBLIGATIONS"), in the same currency as the currency of the Guaranteed Obligations and strictly in accordance with the terms of the Notes and the Note Agreement.

         Section 1.2. NATURE OF GUARANTEE. The guarantee provided for under this Section 1 shall in all respects be a continuing, absolute, unconditional and irrevocable guarantee of payment when due and not of collection, and shall remain in full force and effect until all applicable Guaranteed Obligations have expired and been fully and indefeasibly paid and all obligations of the Subsidiary Guarantor hereunder have been fully and indefeasibly paid. The Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms thereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Holder with respect thereto. The Subsidiary Guarantor renounces all benefits of discussion and division. The liability of the Subsidiary Guarantor hereunder shall be absolute, unconditional and irrevocable irrespective of, and without being lessened or limited by:

    (a) the occurrence of any Event of Default under, or any lack of validity, legality or enforceability of any provision of the Note Agreement, the Notes or any other agreement;

    (b)  the failure of any Holder,

       (i) to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any other guarantor of the Guaranteed Obligations) under the provisions of this Guarantee, or otherwise, or

      (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;

    (c) any change in the time, manner or place of payment of, or in any term of, all or any of the Guaranteed Obligations, or any other extension, compromise, indulgence or renewal of any Guaranteed Obligation;

    (d) any reduction, limitation, variation, impairment, discontinuance or termination of the Guaranteed Obligations for any reason (other than by reason of any payment which is not required to be rescinded), including any claim of waiver, release, discharge, surrender, alteration or compromise, and shall not be subject to (and the Subsidiary Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise (other than the reason of any payment which is not required to be rescinded);

    (e) any amendment to, rescission, waiver or other modification of, or any consent to any departure from, any of the terms of the Guaranteed Obligations or any guarantees or security;

    (f) any addition, exchange, release, discharge, realization or non-perfection of any collateral security in respect of the Guaranteed Obligations;

    (g) any amendment to, rescission, waiver or other modification of, or release or addition of, or consent to any departure from, any other guarantee held by the Holders as security for any of the Guaranteed Obligations;

    (h) the loss of or in respect of or the unenforceability of any other guarantee or other security which the Holders may now or hereafter hold in respect of the Guaranteed Obligations, whether occasioned by the fault of the Holders or otherwise;

    (i) any change in the name of the Company or in the constating documents, capital structure, capacity or constitution of Company, the bankruptcy or insolvency of the Company, the sale of any or all of the Company's business or assets or the Company being consolidated, merged or amalgamated with any other Person;

    (j) any failure on the part of the Company or any other Person to perform or comply with any term of the Note Agreement, the Notes any of the Guaranteed Obligations or any other agreement;

    (k) any suit or other action brought by any beneficiaries or creditors of, or by, the Company or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note Agreement, the Notes, any of the Guaranteed Obligations or any other agreement;

    (l) any lack or limitation of status or of power, incapacity or disability of the Company or any trustee or agent thereof; or

    (m) any other circumstance (other than final and indefeasible payment in full) which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any surety or any other guarantor.

Any Guaranteed Obligation which may not be recoverable from the Subsidiary Guarantor as guarantor shall be recoverable from the Subsidiary Guarantor as principal debtor in respect thereof.

         Section 1.3. HOLDERS NOT BOUND TO EXHAUST RECOURSE. No Holder shall be bound to exhaust its recourse against the Company or others or any security or other guarantees it may at any time hold before being entitled to payment hereunder from the Subsidiary Guarantor.

         Section 1.4. DEMAND. The liability of the Subsidiary Guarantor to make payment under this Guarantee to the Holders shall arise forthwith after demand for payment has been made in writing to the Subsidiary Guarantor by any Holder (to the address for the Subsidiary Guarantor set forth on the signature pages hereof).

         Section 1.5. GUARANTEE IN ADDITION TO OTHER SECURITY. The guarantee provided for in this Guarantee shall be in addition to and not in substitution for any other guarantee or other security that the Holders may now or hereafter hold in respect of the Guaranteed Obligations, and the Holders or any of them shall be under no obligation to marshal in favor of the Subsidiary Guarantor any other guarantee or other security or any moneys or other assets that any of them may be entitled to receive or may have a claim upon.

         Section 1.6. REINSTATEMENT. The guarantee provided for in this Guarantee and all other terms of this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment by the Company or the Subsidiary Guarantor of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the recipients thereof by reason of the insolvency, bankruptcy or reorganization of the Company or the Subsidiary Guarantor or for any other reason, all as though such payment had not been made.


         Section 1.7. WAIVER OF NOTICE, ETC. Subject to and except for demand pursuant to Section 1.4, the Subsidiary Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee.

         Section 1.8. SUBROGATION RIGHTS. Until satisfaction in full of all of the Guaranteed Obligations, all dividends, compositions, proceeds of security or payments received by any Holder in respect of the Guaranteed Obligations shall be regarded for all purposes as payments in gross without any right on the part of the Subsidiary Guarantor to claim the benefit thereof in reduction of the liability under this Guarantee. The Subsidiary Guarantor shall not exercise any rights which it may acquire by way of subrogation under this Guarantee, by any payment made hereunder or otherwise, until the prior satisfaction in full of all of the Guaranteed Obligations. Any amount paid to the Subsidiary Guarantor on account of any such subrogation rights prior to the satisfaction in full of all Guaranteed Obligations shall be held in trust for the benefit of the Holders and shall immediately be paid to the Holders, and credited and applied against the applicable Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof; PROVIDED, however, that upon the full and indefeasible payment of all of the Guaranteed Obligations, the Subsidiary Guarantor shall be subrogated to the rights of the Holders against the Company with respect to all Guaranteed Obligations. In furtherance of the foregoing, upon notice to the Subsidiary Guarantor from any Holder of the occurrence of an Event of Default and until such time as the earliest of,

    (a) such Event of Default being remedied or cured as provided in the Note Agreement;

    (b) such Event of Default being waived in accordance with the terms of the Note Agreement; and

    (c)  all Guaranteed Obligations being indefeasibly paid in full;

the Subsidiary Guarantor shall postpone any and all claims it may have against the Company to the claims of the Holders against the Company and shall refrain from taking any action or commencing any proceeding against the Company (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made hereunder to the Holders or any of them. In the event any payments are made by the Company to the Subsidiary Guarantor in contravention of the preceding sentence, the Subsidiary Guarantor shall hold such payments in trust for the Holders and shall forthwith pay such payments to the Holders.

         Section 1.9. CREDIT INFORMATION. The Holders have no duty or responsibility to provide the Subsidiary Guarantor with any credit or other information concerning the Company's affairs, financial condition or business which may come into the possession of any Holder.

         Section 2. REPRESENTATIONS. The Subsidiary Guarantor represents and warrants as follows:

         Section 2.1. ORGANIZATION; POWER AND AUTHORITY. The Subsidiary Guarantor is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and, if applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Subsidiary Guarantor has the corporate power and authority to execute and deliver this Guarantee and to perform the provisions hereof.

         Section 2.2. AUTHORIZATION, ETC. This Guarantee has been duly authorized by all necessary corporate action on the part of the Subsidiary Guarantor, and this Guarantee constitutes a legal, valid and binding obligation of the Subsidiary Guarantor enforceable against the Subsidiary Guarantor in accordance with its terms, except as the enforceability thereof may be limited by (I) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (II) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 2.3.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS OF THE
SUBSIDIARY GUARANTOR, ETC. The execution, delivery and performance by the Subsidiary Guarantor of this Guarantee will not (I) contravene, result in any breach of, constitute a default under, or result in the creation of any Lien in respect of any property of the Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Subsidiary Guarantor is bound or by which the Subsidiary Guarantor or any of its properties may be bound or affected, (II) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Subsidiary Guarantor or (III) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Subsidiary Guarantor.

         Section 2.4. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing, or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Subsidiary Guarantor of this Guarantee.

         Section 2.5. RANKING. All obligations and liabilities of the Subsidiary Guarantor under this Guarantee constitute direct, unsecured, unconditional and general obligations of the Subsidiary Guarantor and rank in right of payment either PARI PASSU or senior to all other Indebtedness of the Subsidiary Guarantor (it being understood that Indebtedness that is secured may be effectively senior to the extent of such security).

         Section 3.  MISCELLANEOUS.

         Section 3.1. SUCCESSORS AND ASSIGNS. All agreements contained in this Guarantee bind the Subsidiary Guarantor and inure to the benefit of the Holders and in each case to their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

         Section 3.2. SEVERABILITY. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 3.3. CONSTRUCTION. Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.


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                                         -7-


         Section 3.4. GOVERNING LAW. This Guarantee shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Connecticut.

         Section 3.5. EXPENSES. The Subsidiary Guarantor shall indemnify each Holder on demand in respect of all costs and expenses (including reasonable legal fees) incurred by it in connection with the enforcement of this Guarantee or the preservation of the rights of such Holder as a result of any breach by the Subsidiary Guarantor of its obligations hereunder.

         Section 3.6. NOTICES. All notices and communications provided for hereunder shall be in writing and sent as provided in Section 18 of the Note Agreement (i) if to any Holder, to the address specified for such Holder in the Note Agreement and (ii) if to the Subsidiary Guarantor, to the address for the Subsidiary Guarantor set forth on the signature pages hereof.

         Section 3.7. AMENDMENTS. This Guarantee may be amended, and observance of any term hereof waived (either retroactively or prospectively), with (and only with) the written consent of the Subsidiary Guarantor and the Required Holders.

         Section 3.8. RELEASE. If at any time the Subsidiary Guarantor shall cease to be a CTG Subsidiary (as a result of a transaction contemplated by Section 9.5 of the Note Purchase Agreement or otherwise) and shall cease to guarantee any other Indebtedness of the Company, CTG or any other CTG Subsidiary, upon written notice thereof to the Holders, the Subsidiary Guarantor shall be released from all of its obligations hereunder arising after such time.


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                                         -8-


         EXECUTED by the Subsidiary Guarantor as of the day and year first above written.


                                       [SUBSIDIARY GUARANTOR]


                                       By______________________
                                         Title:


Address of Subsidiary Guarantor: